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                                   LEASE AGREEMENT
                                        5/3/96

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                                                                     [Net Lease]

                                   LEASE AGREEMENT

THIS LEASE AGREEMENT is made this 3 day of May, 1996, between SECURITY CAPITAL INDUSTRIAL TRUST a Maryland real estate investment trust ("Landlord"), and the Tenant named below.


Tenant:                      Novellus Systems, Inc., a California corporation

Tenant's representative,     81 Vista Montana
address, and phone no.:      San Jose, California 95134
                             (408) 943-9700

Premises:                    That portion of the Building, containing
                             approximately 16,644 rentable square feet, as determined by Landlord, as shown on Exhibit A.

Project:                     Wilsonville Corporate Center Phase II

Building:                    D: Building more commonly known as 26277 SW 95th
                             Avenue, Suites 402-403, Wilsonville, OR 97070

Tenant's Proportionate Share
of Project:                  9.4%

Tenant's Proportionate Share
of Building:                 46.23%

Lease Term:                  Beginning on the Commencement Date and ending on
                             the last day of the 61st full calendar month thereafter.

Commencement Date:           July 1,1996

Initial Monthly Base Rent                                              $7,260.00

Initial Estimated Monthly    1. Utilities:                 $ 0.00
Operating Expense Payments:
(estimates only and subject  2. Common Area Charges:       $441.00
to adjustment to actual
costs and expenses
according to the             3. Taxes:                     $922.00
provisions of this Lease)
                             4. Insurance:                 $ 70.00

                             5. Others:                    $ 0.00

Initial Estimated Monthly Operating
Expense Payments:                                                      $1,433.00

Initial Monthly Base Rent and
  Operating Expense Payments:                                          $8,693.00

Security Deposit:            None

Broker:                      Hume Myers

Addenda:                     A,B,C,D,E,F,G,H,I,J,K

    1. GRANTING CLAUSE. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease

    2. ACCEPTED OF PREMISES. Tenant shall accept the Premises in its condition as of the Commencement Date, subject to all applicable laws, ordinances, regulations, covenants and restrictions. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises are suitable for Tenant's intended purposes. Except as


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provided in Paragraph 10, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use. Landlord shall construct the Building in a good and workmanlike manner, and in material compliance with all zoning and building codes which are applicable to the construction thereof. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for items that are Landlord's responsibility under Paragraph 10 and any punchlist items agreed to in writing by Landlord and Tenant.

    3. Use. The Premises shall be used only for the purpose of: (i) receiving, storing, shipping and selling (but limited to wholesale sales) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto; and (ii) technical research, development and light manufacturing of products for the semi-conductor industry, including but not limited to, chemical vapor deposition systems used in the fabrication of integrated circuits but the use provided for in this subparagraph (ii) shall be in complete conformance with every provision of this Lease and be limited to the extent permitted by applicable Legal Requirements (defined below). Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any tenants of the Project. Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord's prior written consent. Tenant, at its sole expense, shall use and occupy the Premises in compliance with all laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, "Legal Requirements"). The Premises shall not be used as a place of public accommodation under the Americans With Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal Requirements related to Tenant's use or occupation of the Premises, provided that Tenant shall not be required to make any structural alterations to the Premises to comply with laws unless such compliance is required because of Tenant's specific use of the Premises. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant's or Landlord's insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits. If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant's use or occupation of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord. Any occupation of the Premises by Tenant prior to the Commencement Data shall be subject to all obligations of Tenant under this Lease.

    4. BASE RENT. Tenant shall pay Base Rent in the amount set forth above. The first month's Base Rent, the Security Deposit, and the first monthly installment of estimated Operating Expenses (as hereafter defined) shall be due and payable on the date hereof, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except as may be expressly provided in this Lease. If Tenant is delinquent in any monthly installment of Base Rent or of estimated Operating Expenses for more than 5 days after the due date thereof, and after notice as provided below, Tenant shall pay to Landlord on demand a late charge equal to 5 percent of such delinquent sum. Tenant shall not be obligated to pay the late charge until Landlord has given Tenant 5 days written notice of the delinquent payment (which may be given at any time during the delinquency); provided, however, that such notice shall not be required more than twice in any 12-month period or four times over the Lease Term. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as a penalty.

    5.   INTENTIONALLY OMITTED.

    6. OPERATING EXPENSE PAYMENTS. During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, of Tenant's Proportionate Share (hereinafter defined) of Operating Expenses for the Project. Payments thereof for any fractional calendar month shall be prorated. The term "Operating Expenses" means all costs and expenses incurred by Landlord with respect to the ownership, maintenance and operation of the Project including, but not limited to costs of: Taxes (hereinafter defined) and fees payable to tax consultants and attorneys for consultation and contesting taxes; insurance; utilities; maintenance, repair and replacement of all portions of the Project, including without limitation, paving and parking areas, roads, roofs, alleys, and driveways, mowing, landscaping, exterior painting, utility lines, heating, ventilation and air conditioning systems, lighting, electrical systems and other mechanical and building systems; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association to which the Project is subject; property management fees payable to a property manager, including any affiliate of Landlord, or if there is no property manager, an administration fee of 15 percent of Operating Expenses payable to Landlord; security services, if any; trash collection, sweeping and removal; and additions or alterations made by Landlord to the Project or the Building in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant) or that are appropriate to the continued operation of the Project or the Building as a bulk

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warehouse facility in the market area, provided that the cost of additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the lesser of the useful life thereof for federal income tax purposes or 10 years. Operating Expenses do not include costs, expenses, depreciation or amortization for capital repairs and capital replacements required to be made by Landlord under Paragraph 10 of this Lease, debt service under mortgages or ground rent under ground leases, costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto, leasing commissions, or the costs of renovating space for tenants.

         If Tenant's total payments of Operating Expenses for any year are less than Tenant's Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within 30 days after demand, and if more, then Landlord shall retain such excess and credit it against Tenant's next payments. For purposes of calculating Tenant's Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease. With respect to Operating Expenses which Landlord allocates to the entire Project, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Project as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Project; and, with respect to Operating Expenses which Landlord allocates only to the Building, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Building as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Building. Landlord may equitably increase Tenant's Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project or Building that includes the Premises or that varies with occupancy or use. The estimated Operating Expenses for the Premises set forth on the first page of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate.

    7. UTILITIES. Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant's use of the Premises. Landlord may cause at Tenant's expense any utilities to be separately metered or charged directly to Tenant by the provider. Tenant shall pay its share of all charges for jointly metered utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent except that, notwithstanding anything to the contrary contained in this Paragraph 7, if an interruption or cessation of utilities, results from a cause within the Landlord's reasonable control and the Premises are not usable by Tenant for the conduct of Tenant's business as a result thereof, Base Rent and applicable Operating Expenses not actually incurred by Tenant shall be abated for the period which commences 48 hours after the date Tenant gives to Landlord notice of such interruption until such utilities are restored. Tenant agrees to limit use of water and sewer for normal restroom use.

    8. TAXES. Landlord shall pay all taxes, assessments and governmental charges (collectively referred to as "Taxes") that accrue against the Project during the Lease Term, which shall be included as part of the Operating Expenses charged to Tenant. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof. All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent; provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes, payable hereunder. If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant. Any special assessment for a local improvement district included in Taxes shall be paid by Landlord in installments and Taxes shall only include those installments payable by Landlord during the Lease Term.

    9. INSURANCE. Landlord shall maintain all risk property insurance covering the full replacement cost of the Building. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, commercial liability insurance and rent loss insurance. All such insurance shall be included as part of the Operating Expenses charged to Tenant. The Project or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Project or Building will be determined by Landlord based upon the insurers cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant's use of the Premises.

         Tenant, at its expense, shall maintain during the Lease Term: all risk property insurance covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant's expense; worker's compensation insurance with no less than the minimum limits required by law; employer's liability insurance with such limits as required by law; and commercial liability insurance, with a minimum limit of $1,000,000 per occurrence and a minimum umbrella limit of $1,000,000, for a total minimum combined general liability and umbrella limit of $2,000,000 (together with such additional umbrella coverage as Landlord may

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reasonably require) for property damage, personal injuries, or deaths of persons occurring in or about the Premises. Landlord may from time to time require reasonable increases in any such limits. The commercial liability policies shall name Landlord as an additional insured, insure on an occurrence and not a claims-made basis, be issued by insurance companies which are reasonably acceptable to Landlord, not be cancelable unless 30 days prior written notice shall have been given to Landlord, contain a hostile fire endorsement and a contractual liability endorsement and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant's policies). Such policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Lease Term and upon each renewal of said insurance.

         The all risk property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against. Neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by any risk coverable by all risk property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Landlord or its agents, employees or contractors.

    10. LANDLORD'S REPAIRS. Landlord shall maintain, at its expense, the structural soundness of the roof, foundation, floors, columns and exterior walls of the Building in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, its agents and contractors excluded. The term "walls" as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have a reasonable opportunity to repair. After Tenant takes possession of the Premises, it shall within thirty (30) days thereafter give notice to Landlord of items of construction that are Landlord's responsibility that need repair or correction, and Landlord shall promptly correct such "punchlist" items. Landlord shall also be responsible for repairing any latent construction defects to the items which are Landlord's responsibility to maintain at its expense under this Paragraph 10 and the Tenant Improvements (as defined in Addendum B attacked hereto) which cannot reasonably have been discovered by Tenant within such 30-day period. The cost of repairing the construction defects referred to in the previous sentence shall not be included in Operating Expenses for purposes of Tenant's Proportionate Share thereof.

    11. TENANT'S REPAIRS. Landlord, at Tenant's expense as provided in Paragraph 6, shall maintain in good repair and condition the parking areas and other common areas of the Building, including, but not, limited to driveways, alleys, landscape and grounds surrounding the Premises. Subject to Landlord's obligation in Paragraph 10 and subject to Paragraphs 9 and 15, Tenant, at its expense, shall repair, replace and maintained in good condition all portions of the Premises and all areas, improvements and systems exclusively serving the Premises including, without limitation, dock and loading arm, truck doors, plumbing, water and sewer lines up to points of common connection, fire sprinklers and fire protection systems, entries, doors, ceilings and roof membrane, windows, interior walls, and the interior side of demising walls, and heating, ventilation and air conditioning systems. Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Term. Heating, ventilation and air conditioning systems and other mechanical and building systems serving the Premises shall be maintained at Tenant's expense pursuant to maintenance service contracts entered into by Tenant or, at Landlord's election, by Landlord. The scope of services and contractors under such maintenance contracts shall be reasonably approved by Landlord. At Landlord's request, Tenant shall enter into a joint maintenance agreement with any railroad that services the Premises. If Tenant fails to perform any repair or replacement for which it is responsible, Landlord may perform such work and be reimbursed by Tenant within 10 days after demand therefor. Subject to Paragraphs 9 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises.

    12. TENANT-MADE ALTERATIONS AND TRADE FIXTURES. Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises ("Tenant-Made Alterations"), other than Tenant's initial improvements (the "Initial Tenant Improvements") to be made to the Premises as described in Addendum C attached hereto) and modifications thereto which are not structural in nature, shall be subject to Landlord's prior written consent. Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations. All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its approval. Landlord may monitor construction of the Tenant-Made Alterations. Tenant shall reimburse Landlord for its costs in reviewing plans and specifications and in monitoring construction. Landlord's right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of

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non-responsibility pursuant to applicable law.  Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker's compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant-Made Alterations and final lien waivers from all such contractors and subcontractors. Upon surrender of the Premises, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord's property, except for the following items which shall be removed: (i) those Initial Tenant Improvements (as depicted on the Preliminary Plans [as defined in Addendum C, Attachment 1 attached hereto]) constituting (a) all improvements west of gridline C (except the restrooms, janitorial closet and full height demising wall on gridline 3, all of which shall remain), (b) the exterior equipment pad/tank farm (including the canopy and fence), (c) the HVAC equipment related to the Tenant-Made Alterations to be removed (including related screening), and (d) all roof equipment (except that supplying the office area east of gridline C which shall remain); (ii) the Tenant-Made Alterations which Landlord has specified for removal and which did not require Landlord's consent; and (iii) the Tenant-Made Alterations which Landlord has specified for removal in its consent to the same. Tenant shall repair any damage caused by such removal and return the Premises to the condition required by Paragraph 21 below.

         Tenant, at its own cost and expense and without Landlord's prior approval, may erect such shelves, bins, machinery and trade fixtures (collectively "Trade Fixtures") in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord's requirements set forth above. Tenant shall remove its Trade Fixtures and shall repair any damage caused by such removal.

    13. SIGNS. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent. Upon surrender or vacation of the Premises, Tenant shall have removed all signs and repair, paint, and/or replace the building face surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for signs and exterior treatments. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord's approval and conform in all respects to Landlord's requirements.

    14. PARKING. Tenant shall be entitled to park in common with other tenants of the Project in those areas designated for nonreserved parking. Landlord my allocate parking spaces among Tenant and other tenants in the Project if Landlord determines that such parking facilities are becoming crowded. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties. Tenant shall be allotted a maximum of 35 parking spaces immediately adjacent to the Building. Tenant may also park in the area directly adjacent to its loading doors provided such parking does not interfere with the truck maneuvering or truck staging of other tenants in the Project.

    15. RESTORATION. If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within 30 days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed 6 months from the date such casualty occurred, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than 30 days after Landlord's notice. If neither party elects to terminate this Lease or if Landlord estimates that restoration will take 6 months or less from the date such casualty occurred, then, subject to receipt of sufficient insurance proceeds (or insurance proceeds which would have been received had Landlord maintained the insurance it is required to maintain under Paragraph 9 above), Landlord shall promptly restore the Premises excluding the improvements installed by Tenant or by Landlord and paid by Tenant, subject to delays arising from the collection of insurance proceeds or from Force Majeure events. Tenant at Tenant's expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Mejeure events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than one month to repair such damage. Tenant shall pay to Landlord with respect to any damage to the Premises the amount of the commercially reasonably deductible under Landlord's insurance policy (but in no event more than $10,000) within 10 days after presentment of Landlord's invoice. If the damage involves the premises of other tenants, Tenant shall pay the portion of the deductible that the cost of the restoration of the Premises bears to the total cost of restoration, as determined by Landlord. Base Rent and Operating Expenses shall be abated for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

    16. CONDEMNATION. If any part of the Premises or the Project should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and the Taking would prevent or materially interfere with

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Tenant's use of the Premises or in Landlord's judgment would materially interfere with or impair its ownership or operation of the Project, then upon written notice by Landlord this Lease shall terminate and Base Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances. Tenant shall have the right to share in the condemnation award (but not to make a separate claim against Landlord) to the extent of reasonable compensation for the loss of its leasehold interest.

    17. ASSIGNMENT AND SUBLETTING. Without Landlord's prior written consent, which consent will not be unreasonably withheld, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect. For purposes of this paragraph, a transfer of the ownership interests controlling Tenant shall be deemed an assignment of this Lease unless such ownership interests are publicly traded. Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a "Tenant Affiliate"), without the prior written consent of Landlord. Tenant shall reimburse Landlord for all of Landlord's reasonable out-of-pocket expenses in connection with any assignment or sublease. Upon Landlord's receipt of Tenant's written notice of a desire to assign or sublet the Premises, or any part thereof (other than to a Tenant Affiliate), Landlord may, by giving written notice to Tenant within 30 days after receipt of Tenant's notice, terminate this Lease with respect to the space described in Tenant's notice, as of the date specified in Tenant's notice for the commencement of the proposed assignment or sublease. See Addendum H.

         Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such assignments or sublettings). In the event that the rent due and payable by a sublessee, or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder 50% of such excess rental and other excess consideration within 10 days following receipt thereof by Tenant.

         If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant's leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

    18. INDEMNIFICATION. Except for the negligence of Landlord, its agents, employees or contractors, and to the extent permitted by law, Tenant agrees to indemnify, defend and hold harmless Landlord, and Landlord's agents, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including attorneys' fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Project and arising from the use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents. The furnishing of insurance required hereunder shall not be deemed to limit Tenant's obligations under this Paragraph 18. See Addendum 1.

    19. INSPECTION AND ACCESS. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord's representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers and, during the last year of the Lease Term, to prospective tenants. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially interferes with Tenant's use or occupancy of the Premises. At Landlord's request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions.

    20. QUIET ENJOYMENT. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

    21. SURRENDER. Upon termination of the Lease Term or earlier termination of Tenant's right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Paragraphs 15 and 16 excepted. Any Trade

Fixtures, Tenant-Made Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Operating Expenses and obligations concerning the condition and repair of the Premises.

    22. HOLDING OVER. If Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to 150% of the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over, provided that if Tenant notifies Landlord at least 180 days prior to the expiration of the initial Lease Term or Renewal Term (defined below), as applicable, that it will be holding over, Base Rent for the first 3 months of the holdover period shall be in an amount equal to 115% of the Base Rent in effect on the termination date. All other payments shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises.

    23. EVENTS OF DEFAULT. Each of the following events shall be an event of default ("Event of Default") by Tenant under this Lease:

         (i) Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of 5 days from the date such payment was due, provided that such failure to make any payment for a period of 5 days from the date such payment was due shall not constitute an Event of Default until 5 days after Landlord has given Tenant written notice of the delinquent payment (which may be given at any time during the delinquency), provided further that such notice shall not be required more than twice in any 12-month period or four times over the Lease Term.


         (ii) Tenant or any guarantor or surety of Tenant's obligations hereunder shall (A) make a general assignment for the benefit of creditors;
    (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "proceeding for relief"); (C) become the subject of any proceeding for relief which is not dismissed within 60 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

         (iii) Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease, provided that Tenant shall have failed to renew or replace such insurance within 24 hours after receipt of written notice from Landlord.

         (iv) Tenant shall not occupy or shall vacate the Premises or shall fail to continuously operate its business at the Premises for the permitted use set forth herein, whether or not Tenant is in monetary or other default under this Lease, provided that, Tenant's vacating of the Premises shall not constitute an Event of Default if, prior to vacating the Premises, Tenant has made arrangements reasonably acceptable to Landlord to (a) insure that Tenant's insurance for the Premises will not be voided or canceled with respect to the Premises as a result of such vacancy, (b) insure that the Premises are secured and not subject to vandalism, and (c) insure that the Premises will be properly maintained after such vacation. Tenant shall inspect the Premises at last once each month and report monthly in writing to Landlord on the condition of the Premises.

         (v) Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant's interest in or with respect to this Lease except as otherwise permitted in this Lease.

         (vi) Tenant shall fail to discharge any lien placed upon the Premises in violation of this Lease within 30 days after any such lien or encumbrance is filed against the Premises.

         (vii) Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than 30 days after Landlord shall have given Tenant written notice of such default (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days after Landlord has given Tenant written notice of such default, then such default will not be deemed to have occurred until after such period as is reasonably necessary to cure such default provided Tenant is diligently pursuing the cure of such default).

    24. LANDLORD'S REMEDIES. Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election: terminate this Lease or Tenant's right of possession, (but Tenant shall remain liable as hereinafter provided) and/or pursue any other remedies at law or in equity. Upon the termination of this Lease or termination of Tenant's right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.

         If Landlord terminates this Lease, Landlord may recover from Tenant the sum of: all Base Rent and all other amounts accrued hereunder to the date of such termination; the cost of reletting the whole or any part of the Premises, including without limitation brokerage fees and/or leasing commissions incurred by Landlord, and costs of removing and storing Tenant's or any other occupant's property, repairing, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys' fees and court costs; and the excess of the then present value of the Base Rent and other amounts payable by Tenant under this Lease as would otherwise have been required to be paid by Tenant to Landlord during the period following the termination of this Lease measured from the date of such termination to the expiration date stated in this Lease, over the present value of any net amounts which Tenant establishes Landlord can reasonably expect to recover by reletting the Premises for such period, taking into consideration the availability of acceptable tenants and other market conditions affecting leasing. Such present values shall be calculated at a discount rate equal to the 90-day U.S. Treasury bill rate at the date of such termination.

         If Landlord terminates Tenant's right of possession (but not this Lease), Landlord may, but shall be under no obligation to, relet the Premises for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant. For the purpose of such reletting Landlord is authorized to make any repairs, changes, alterations, or additions in or to the Premises as Landlord deems reasonably necessary or desirable. If the Premises are not relet, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods, plus the cost of recovering possession of the Premises (including attorneys' fees and costs of suit), the unpaid Base Rent and other amounts accrued hereunder at the time of repossession, and the costs incurred in any attempt by Landlord to relet the Premises. If the Premises are relet and a sufficient sum shall not be realized from such reletting [after first deducting therefrom, for retention by Landlord, the unpaid Base Rent and other amounts accrued hereunder at the time of reletting, the cost of recovering possession (including attorneys' fees and costs of suit), all of the costs and expense of repairs, changes, alterations, and additions, the expense of such reletting (including without limitation brokerage fees and leasing commissions) and the cost of collection of the rent accruing therefrom] to satisfy the rent provided for in this Lease to be paid, then Tenant shall immediately satisfy and pay any such deficiency. Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

         Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof, and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord's intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. The terms "enter," "re-enter," "entry" or "re-entry," as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Premises). Landlord shall not be liable, not shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or collect rent due in respect of such reletting.

    25. TENANT'S REMEDIES/LIMITATION OF LIABILITY. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord's obligations hereunder.
All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term "Landlord" in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's ownership. Any liability of Landlord under this Lease shall be limited solely to its interest in the Project, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

    26. WAIVER OF JURY TRIAL. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

    27. SUBORDINATION. This Lease and Tenant's interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any first mortgage, hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder, provided that, Tenant shall not be obligated to subordinate this Lease or its interest herein to any future mortgage, deed of trust or ground lease on the Project unless concurrently with such subordination the holder of such mortgage or deed of trust or the ground lessor under such ground lease agrees not to disturb Tenant's possession of the Premises under the terms of this Lease in the event such holder or ground lessor acquires title to the Premises through foreclosure, deed in lieu of foreclosure or otherwise. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder. Tenant hereby appoints Landlord attorney in fact for Tenant irrevocably (such power of attorney being coupled with an interest) to execute, acknowledge and deliver any such instrument and instruments for and in the name of the Tenant and to cause any such instrument to be recorded. Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term "mortgage" whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the "holder" of a mortgage shall be deemed to include the beneficiary under a deed of trust.

    28. MECHANIC'S LIENS. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within 30 days of the filing or recording thereof, provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such 30 day period.

    29. ESTOPPEL CERTIFICATES. Tenant agrees, from time to time, within 10 days after request of Landlord, to execute and deliver to Landlord, or Landlord's designee, any estoppel certificate requested by Landlord, stating that this Lease is in full force and effect, the date in which rent has been paid, that Landlord is not in default hereunder (or specifying in detail the nature of Landlord's default), the termination date of this Lease and such other matters pertaining to this Lease as may be requested by Landlord. Tenant's obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord's execution of this Lease. No cure or grace period provided in this Lease shall apply to Tenant's obligations to timely deliver an estoppel certificate. Tenant hereby irrevocably appoints Landlord as its attorney in fact to execute on its behalf and in its name any such estoppel certificate if Tenant fails to execute and deliver the estoppel certificate within 10 days after Landlord's written request thereof.

    30. ENVIRONMENTAL REQUIREMENTS. Except for Hazardous Material contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Material in or about the premises without Landlord's prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and shall remediate in a manner satisfactory to Landlord any Hazardous Materials released on or from the Project by Tenant, its agents, employees, contractors, subtenants or invitees. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant's transportation, storage, use, generation, manufacture or release of Hazardous Materials on the Premises.
The term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on under or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom. See Addendum F.

         Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses, and costs (including, without limitation, actual attorneys' fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the property or disturbed in breach of the requirements of this Paragraph 30, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials for which Tenant is obligated to remediate as provided above or any other breach of the requirements under this Paragraph 30 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Paragraph 30 shall survive any termination of this Lease.

         Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant's compliance with Environmental Requirements, its obligations under this Paragraph 30, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord's prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations.
Such inspections and tests shall be conducted at Landlord's expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

    31. RULES AND REGULATIONS. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project.

    32. SECURITY SERVICE. Tenant acknowledges and agrees that, while Landlord may patrol the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

    33. FORCE MAJEURE. Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord ("Force Majeure").

    34. ENTIRE AGREEMENT. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

    35. SEVERABILITY. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

    36. BROKERS. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker, if any, set forth on the first page of this Lease, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

    37. MISCELLANEOUS. (a) Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

    (b) If and when included within the term "Tenant," as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

    (c) All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to the parties at their addresses below, and with a copy sent to Landlord at 14100 EAST 35TH PLACE, AURORA, COLORADO 80011. Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

    (d) Whenever Landlord's consent or approval is called for under this Lease, such consent or approval shall not be unreasonably withheld or delayed unless this Lease expressly provides to the contrary.

    (e) At Landlord's request from time to time Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant's accountants and any other financial information or summaries that Tenant typically provides to its lenders or shareholders.

    (f) Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

    (g) The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

    (h) The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

    (i) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

    (j) Any amount not paid by Tenant within 5 days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or 15 percent per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

    (k) Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.

    (l) Time is of the essence as to the performance of Tenant's obligations under this Lease.

    (m) All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

    38.  INTENTIONALLY OMITTED.

    39. LIMITATION OF LIABILITY OF TRUSTEES, SHAREHOLDERS, AND OFFICERS OF SECURITY CAPITAL INDUSTRIAL TRUST. Any obligation or liability whatsoever of Security Capital Industrial Trust, a Maryland real estate investment trust, which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

    IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:                                LANDLORD:

NOVELLUS SYSTEMS, INC., a              SECURITY CAPITAL INDUSTRIAL TRUST, a
  California corporation               Maryland real estate investment trust

By:/s/ [illegible]                     By:/s/ [illegible]
   --------------------------------       ----------------------------------

Title:  Treasurer                      Title:  Managing Director
      ----------------------------

Address:                               Address:

81 Vista Montana                       47775 Fremont Boulevard
San Jose, California 95134             Fremont, California 94538

                                Rules and Regulations
                                ---------------------


1. The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

2. Except as agreed to by Landlord, Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas, or other areas outside of its Premises, or on the roof of the Project.

3. Except for seeing-eye dogs, no animals shall be allowed in the offices, halls, or corridors in the Project.

4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant's expense.

6. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited, except as specifically provided for in Addendum F attached hereto. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7. Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no "For Sale" or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8. Tenant shall maintain the Premises free from rodents, insects and other pests.

9. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12. Except as agreed to by Landlord, Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14. No auction, public or private, will be permitted on the Premises or the Project.

15. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16. The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

17. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

                                      ADDENDUM B


                                     CONSTRUCTION
                                      (TURNKEY)

                    ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                              DATED May 3, 1996, BETWEEN

                          SECURITY CAPITAL INDUSTRIAL TRUST

                                         and

                                NOVELLUS SYSTEMS, INC.


    (a) Landlord agrees to furnish or perform at Landlord's sole cost and expense those items of construction and those improvements (the "LANDLORD'S IMPROVEMENTS") specified below:

         * Full height sheet rock demising wall at the north and south ends of the Premises
         * Separate metering of natural gas and electrical and an 800 amp. 277/480 volt 3 phase electrical panel

    (b) If Tenant shall desire any changes, Tenant shall so advise Landlord in writing and Landlord shall determine whether such changes can be made in a reasonable and feasible manner. Any and all costs of reviewing any requested changes, and any and all costs of making any changes to the Landlord's Improvements which Tenant may request and which Landlord may agree to shall be at Tenant's sole cost and expense and shall be paid to Landlord upon demand and before execution of the change order.

    (c) Landlord shall proceed with and complete the construction of the Landlord's Improvements. As soon as such improvements have been Substantially Completed, Landlord shall notify Tenant in writing of the date that the Landlord's Improvements were Substantially Completed. The Landlord's Improvements shall be deemed substantially completed ("SUBSTANTIALLY COMPLETED") when, in the opinion of the construction manager (whether an employee or agent of Landlord or a third party construction manager), the Premises are substantially completed except for punch list items which do not prevent in any material way the use of the Premises for the purposes for which they were intended.

    (d) The failure of Tenant to take possession of or to occupy the Premises shall not serve to relieve Tenant of obligations arising on the Commencement Date or delay the payment of rent by Tenant. Subject to applicable ordinances and building codes governing Tenant's right to occupy or perform in the Premises, Tenant shall be allowed to install its tenant improvements, machinery, equipment, fixtures, or other property, on the Premises during the final stages of completion of construction provided that Tenant does not thereby interfere with the completion of construction or cause any labor dispute as a result of such installations, and provided further that Tenant does hereby agree to indemnify, defend, and hold Landlord harmless from any loss or damage to such property, and all liability, loss, or damage arising from any injury to the Project or the property of Landlord, its contractors, subcontractors, or materialmen, and any death or personal injury to any person or persons arising out of such installations. Any such occupancy or performance in the Premises shall be in accordance with the provisions governing Tenant-Made Alterations and Trade Fixtures in the Lease, and shall be subject to Tenant providing to Landlord satisfactory evidence of insurance for personal injury and property damage related to such installations and satisfactory payment arrangements with respect to installations permitted hereunder. Delay in putting Tenant in possession of the Premises shall not serve to extend the term of this Lease or to make Landlord liable for any damages arising therefrom.

    (e) Except for incomplete punch list items, Tenant upon the Commencement Date shall have and hold the Premises as the same shall then be without any liability or obligation on the part of Landlord for making any further alterations or improvements of any kind in or about the Premises.

                                      ADDENDUM C


                                     CONSTRUCTION
                                     (ALLOWANCE)


                    ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                              DATED May 3, 1996, BETWEEN

                          SECURITY CAPITAL INDUSTRIAL TRUST

                                         and

                                NOVELLUS SYSTEMS, INC.

a. INITIAL TENANT IMPROVEMENTS; ALLOWANCE. The leasehold improvements to be constructed by Tenant (the "INITIAL TENANT IMPROVEMENTS"), at Tenant's sole cost and expense (except for the hereinbelow described "ALLOWANCE"), are generally described in the preliminary plans and specifications (the "PRELIMINARY PLANS") identified on Attachment 1 to this Addendum and shall be constructed in accordance with the Final Plans to be submitted by Tenant and reviewed and approved by Landlord in accordance with the provisions of Paragraph (b) of this Addendum.

    Landlord shall have no obligation to construct or to pay for the construction of the Initial Tenant Improvements. However, in addition to Landlord's obligation to perform the Landlord's Improvements in accordance with Addendum B above, Landlord agrees to contribute toward the cost of construction of the Initial Tenant Improvements the cash sum of up to $120,000.00 (the "ALLOWANCE"). The construction costs that may be reimbursed from the Allowance shall include only the following: costs of labor, equipment, supplies and materials furnished for construction of the Initial Tenant Improvements; government fees and charges for required permits, plan checks, and inspections for the Initial Tenant Improvements; charges of Tenant's design professionals; and charges of Landlord's design professionals for review of plans and monitoring of construction or installation of the Initial Tenant Improvements. No other costs, fees or expenses of the Initial Tenant Improvements shall be reimbursable out of the Allowance.

    Landlord's payment of the Allowance, or such portion thereof as Tenant may be entitled to, shall be made within thirty (30) days after each and all of the following conditions shall have been satisfied: (1) the Initial Tenant Improvements shall have been substantially completed in accordance with the Final Plans; (2) Tenant shall have delivered to Landlord satisfactory evidence that all mechanics lien rights of all contractors, suppliers, subcontractors, or materialmen furnishing labor, supplies or materials in the construction or installation of the Initial Tenant Improvements have been unconditionally waived, released, or extinguished; (3) Tenant shall have delivered to Landlord paid receipts or other written evidence satisfactorily substantiating the actual amount of the construction costs of the Initial Tenant Improvements; (4) Tenant shall have delivered to Landlord a temporary or final certificate of occupancy for the Premises; (5) Tenant shall not then be in default of any of the provisions of the Lease;
    (6) Tenant shall have occupied and opened for business at the Premises; and
    (7) Tenant has submitted to Landlord the following: (i) original "jobsite copy" of the permit drawings; (ii) permit cards signed off by the building inspector; (iii) a recorded copy of the Notice of Completion issued by the building inspector of the City of Wilsonville; (iv) "as-built" drawings of the electrical, HVAC, plumbing and fire protection system; (v) one copy of all warranties and maintenance and operating manuals; (vi) a letter from Tenant's architect certifying that the Initial Tenant Improvements were completed in accordance with the Final Plans (defined below); and (vii) a copy of the Tenant's Contractor's (defined below) Application for Payment (ALA Document G702), certified by Tenant's architect. If Landlord claims any credits against the Allowance for any costs paid directly by Landlord to third parties, Landlord shall provide Tenant with evidence of payment of such costs.


b. PREPARATION AND REVIEW OF PLANS FOR INITIAL TENANT IMPROVEMENTS. The Preliminary Plans identified on Attachment I to this Addendum C have been approved by Landlord and signed by Landlord and Tenant for identification. However, such Preliminary Plans shall not be used by Tenant for the purposes of constructing or installing the Initial Tenant Improvements. Tenant, using licensed architectural and engineering firms selected by Tenant and approved by Landlord (which approval shall not be unreasonably withheld or delayed), shall prepare or cause to be prepared and submitted, concurrently, and in each case by receipted courier or delivery service, to
    (i) Landlord's construction representative, (i) Kurt Fuller, 47775 Fremont Blvd., Fremont, California 94538, and (ii) Landlord's offices at 14100 East 35th Place, Aurora, Colorado 80011, attn: Mr. Donald Madsen, for Landlord's review, complete and final architectural and engineering drawings and specifications (hereinafter collectively referred to as the "FINAL PLANS"), consistent with the description of the Initial Tenant Improvements set forth on the Preliminary Plans. Subject to the provisions of Paragraph (c) of this Addendum C, Landlord agrees that Tenant may commence construction of the Initial Tenant Improvements prior to finalization of the Final Plans and Landlord agrees that it shall cooperate with Tenant to review and approve portions of the Final Plans for different stages or elements of the work, or proposed Final Plans submitted at less than 100% completion, so that construction can proceed on a "fast track" basis. The approval process for all such portions of the Final Plans shall be substantially as set forth below, but any objection by Landlord to Final Plans submitted to Landlord may not be inconsistent with previously approved portions of the Final Plans. However, in no event shall any portion of the Initial Tenant Improvements be constructed or installed unless and until Landlord has approved (or is deemed to have approved) Final Plans at 100% completion for such portion of the work.

    Each set of proposed Final Plans furnished by Tenant shall include at least two (2) sets of prints. The Final Plans shall be compatible with the design, construction, and equipment of the Building, and shall be capable of logical measurement and construction. Unless Landlord shall otherwise agree in writing, the Final Plans shall be signed/stamped by Tenant's architect or engineer, as applicable, and shall include (to the extent relevant or applicable to the portion of the work for which Tenant is seeking Final Plan approval) each and all of the following: (i) a Partition (Floor) Plan, @ 1/8" = 1'-0" minimum scale, including partition types, partition construction sections and details, and door/frame/hardware schedules; (ii) a Reflected Ceiling Plan, @ 1/8" = 1'-0" minimum scale, including ceiling construction and specifications for ceiling lighting fixtures; (iii) a Telephone/Electrical/Communications Plan, @ 1/8" = 1'-0" minimum scale, including a complete schedule, cross-referenced to said plan, of Tenant's telephone/electrical/communications equipment and providing said equipment's electrical power specifications, requirements and heat output; (iv) a Finish Plan, including all finish specifications and U.L. and/or County "approval numbers" where required;
    (v) Elevations, @ 1/2" - 1'-0" minimum scale; interior, of all walls, with detail/section cross-references where appropriate; exterior, of Tenant's portion of the perimeter Building-front wall, clearly indicating the appearance of Tenant's space, including its signage, at/through Tenant's perimeter Building window wall (if any); (vi) details and sections, scale as required, for all partition types, structural elements and connections, and custom installations where they occur (HVAC, lighting, etc.); (vii) details and sections, scale as required, for all signage and graphics;
    (viii) a Structural Engineering Plan, locating and detailing any modifications to the Building required to attach and/or support the Initial Tenant Improvements or Tenant's trade fixtures or equipment (this plan must be signed/stamped by a structural engineer licensed in the State in which the Premises are situated); (ix) Electrical Engineering Plans, for both electrical power and for lighting, including but not limited to: circulating diagrams; panel schedules; electrical equipment and lighting fixture schedules and specifications; and electrical equipment and lighting fixture electrical load tabulations (these plans and calculations must be signed/stamped by an electrical engineer licensed in the State in which the Premises are situated); (x) Mechanical Engineering Plans, for both plumbing and for HVAC, including but not limited to: plumbing water and waste line plans; HVAC supply, return and exhaust plans; and HVAC tabulations for electrical equipment and lighting heat loads, cooling loads and air supply (these plans and calculations must be signed/stamped by a mechanical engineer licensed in the State in which the Premises are situated); (xi) a Fire Protection Plan, locating and detailing any fire protection/fire suppression system as may be required by code or other regulations governing Tenant's operations in the Premises (this plan must be signed/stamped by a fire protection engineer licensed in the State in which the Premises are situated); and (xii) any other or additional plans as may be related to Tenant's specific use of the Premises, such as plans for rooms, enclosures, equipment or devices related to Tenant's permitted storage or use of Hazardous Materials at the Premises (if any), or as may be required by local city ordinance or building code.

    Tenant shall submit all Final Plans (or portions thereof) concurrently to Landlord's construction representative and offices, as designated above, for Landlord review and approval. Landlord shall have five (5) business days after Landlord's receipt of the proposed Final Plans (or each such portion thereof) to review the same and notify Tenant in writing of any comments or required changes, or to otherwise give its approval or disapproval of such proposed Final Plans (or the portion thereof submitted to Landlord). If Landlord fails to give written comments to or disapprove the Final Plans (or the portion thereof submitted to Landlord) within such five (5) business day period, then Landlord shall be deemed to have approved the Final Plans (or portion thereof) as submitted. Tenant shall have five (5) business days following its receipt of Landlord's comments and objections to redraw the proposed Final Plans (or portion thereof submitted to Landlord) in compliance with Landlord's request and to resubmit the same for Landlord's final review and approval or comment within three (3) business days of Landlord's receipt of such revised plans. Such process shall be repeated as necessary until final approval or deemed approval by Landlord of the proposed Final Plans (or each portion thereof), at 100% completion, has been obtained. Landlord may at any time by written notice given in accordance with the notice provisions of the Lease change the name and/or address of the designated Landlord's construction representative to receive plans delivered by Tenant to Landlord.

    In the event that Tenant disagrees with any of the changes to the proposed Final Plans (or portion thereof) required by Landlord, then Landlord and Tenant shall consult with respect thereto and each party shall use all reasonable efforts to promptly resolve any disputed elements of such proposed Final Plans (or portion thereof). Landlord and Tenant agree that if after consultation with each other and their respective architects they are unable to resolve any disputed items with three (3) business days of Landlord's written objection, then within three (3) business days thereafter
    (i) Landlord's architect shall select an architect who is unaffiliated with Landlord or Tenant to resolve the dispute (the "Arbitrator'), and (ii) each party shall state to the Arbitrator its final position in writing as respects the disputed matter(s). The Arbitrator shall decide on each disputed matter within three (3) business days of submission of such matter, based solely on such written submissions and the consistency of the parties' submissions with the Preliminary Plans or previously approved portions of the Final Plans, as applicable, the Tenant's permitted use of the Premises; and the general nature and design of the Project and adjacent properties. The parties consent to the jurisdiction of any appropriate court to enforce and enter judgments upon the decision of the Arbitrator. The losing party shall pay the cost of the Arbitrator, but each party shall otherwise bear its own costs and expenses in connection with the dispute.

    For purposes hereof, "business days" shall be all calendar days except Sundays and holidays observed by national banks in Clackamas County, Oregon, but Saturdays shall not constitute or be a business day for purposes of delivery of documents by one party to the other.

    Notwithstanding the preceding provisions of this Paragraph (b), under no circumstances whatsoever shall (i) any combustible materials be utilized above finished ceiling or in any concealed space, (ii) any structural load, temporary or permanent, be exerted on any part of the Building without the prior written approval of Landlord, or (iii) any holes be cut or drilled in any part of the roof or other portion of the Building shall without the prior written approval of Landlord.

    In the event that Tenant proposes any changes to the Final Plans (or any portion thereof) after the same have been approved by Landlord, Landlord shall not unreasonably withhold its consent to any such changes, provided the changes do not, in Landlord's reasonable opinion, adversely affect the Building structure, systems, or equipment, or the external appearance of the Premises.

    As soon as the Final Plans (or a portion thereof sufficient to permit commencement of construction or installation of the Initial Tenant Improvements, if Tenant elects to proceed with a "fast track" construction) are mutually agreed upon, Tenant shall use diligent efforts to obtain all required permits, authorizations, and licenses from appropriate governmental authorities for construction of the Initial Tenant Improvements (or such portion thereof, as applicable). Tenant shall be solely responsible for obtaining any business or other license or permit required for the conduct of its business at the Premises.

c. CONSTRUCTION OF THE INITIAL TENANT IMPROVEMENTS. Construction or installation of the Initial Tenant Improvements shall be performed by a licensed general contractor or contractors selected by Tenant and approved by Landlord, such approval not to be unreasonably withheld or delayed (the "TENANT'S CONTRACTOR," whether one or more), pursuant to a written construction contract negotiated and entered into by and between the Tenant's Contractor and Tenant and approved by Landlord (such approval not to be unreasonably withheld or delayed). Each such contract shall (i) obligate Tenant's Contractor to work in harmony with the employees, contractors and suppliers of Landlord involved in the construction work being performed by Landlord pursuant to Addendum B to the Lease, and to comply with all rules and regulations of Landlord of general applicability relating to construction activities in the Project,
    (ii) name Landlord as an additional indemnitee under the provisions of the contract whereby the Tenant's Contractor holds Tenant harmless from and against any and all claims, damages, losses, liabilities and expenses arising out of or resulting from the performance of such work, (iii) name Landlord as a beneficiary of (and a party entitled to enforce) all of the warranties of the Tenant's Contractor with respect to the work performed thereunder and the obligation of the Tenant's Contractor to replace defective materials and correct defective workmanship for a period of not less than one (1) year following substantial completion of the work under such contract, (iv) evidence the agreement of the Tenant's Contractor that the provisions of the Lease shall control over the provisions of the contract with respect to distribution or use of insurance proceed, in the event of a casualty during construction, and (v) evidence the waiver and release by the Tenant's Contractor of any lien or right to assert a lien on all or any portion of the fee estate of Landlord in and to the Project as a result of the work performed or to be performed thereunder (and obligating the Tenant's Contractor to include a substantially similar release and waiver provision in all subcontracts and purchase orders entered under or pursuant to the contract).

    Tenant acknowledges and understands that all roof penetrations involved in the construction of the Initial Tenant Improvements must be performed by the Building shell roofing contractor. All costs, fees and expenses incurred with such contractor in performing such work shall be a cost of the Initial Tenant Improvements, payable in accordance with the provisions of this Addendum. Tenant or Tenant's Contractor shall be responsible for all water, gas, electricity, sewer or other utilities used or consumed at the Premises during the construction of the Initial Tenant Improvements.

    Tenant specifically agrees to carry, or cause the Tenant's Contractor to carry, during all such times as the Tenant's work is being performed, (a) builder's risk completed value insurance on the Initial Tenant
    Improvements, in an amount not less than Four Million Dollars ($4,000,000.00), (b) a policy of insurance covering commercial general liability, in an amount not less than One Million Dollars ($1,000,000.00), combined single limit for bodily injury and property damage per occurrence (and combined single limit coverage of $2,000,000.00 in the aggregate), and automobile liability coverage (including owned, non-owned and hired vehicles) in an amount not less than One Million Dollars ($1,000,000.00) combined single limit (each person, each accident), and endorsed to show Landlord as an additional insured, and (c) workers' compensation insurance as required by law, endorsed to show a waiver of subrogation by the insurer to any claim the Tenant's Contractor may have against Landlord. Tenant shall not commence construction of the Initial Tenant Improvements (or any portion thereof) until Landlord has issued to Tenant a written authorization to proceed with construction, which Landlord agrees to issue to Tenant within one (1) business day after Tenant has delivered to Landlord's construction representative (i) certificates of the insurance policies described above, (ii) copies of all permits required for construction of the Initial Tenant Improvements (or applicable portion thereof, if Tenant elects to proceed with a "fast track" construction) and a copy of the permitted Final Plans (or applicable portion thereof) as approved by the appropriate governmental agency, (iii) a copy of each signed construction contract for the Initial Tenant Improvements (a copy of each subsequently signed contract shall be forwarded to Landlord's construction representative without request or demand, promptly after execution thereof and prior to the performance of any work thereunder), and
    (iv) list of names, addresses and phone numbers of all subcontractors, contractors and suppliers involved in performing the Initial Tenant Improvements. All of the construction work shall be the responsibility of and supervised by Tenant.

d. REQUIREMENTS FOR TENANT'S WORK. All of Tenant's construction with respect to the Premises shall be performed in substantial compliance with this Addendum and the Final Plans therefor previously approved in writing by Landlord (and any changes thereto approved by Landlord as herein provided), and in a good and workmanlike manner, utilizing only new materials. All such work shall be performed by Tenant in strict compliance with all applicable building codes, regulations and all other legal requirements. All materials utilized in the construction of Tenant's work must be confined to within the Premises. All trash and construction debris not located wholly within the Premises must be removed each day from the Project at the sole cost and expense of Tenant. Landlord shall have the right at all times to monitor the work for compliance with the requirements of this Addendum. If Landlord determines that any such requirements are not being strictly complied with, Landlord may immediately require the cessation of all work being performed in or around the Premises or the Project until such time as Landlord is satisfied that the applicable requirements will be observed. Any approval given by Landlord with respect to Tenant's construction or the Preliminary Plans or Final Plans therefor, and/or any monitoring of Tenant's work by Landlord, shall not make Landlord liable or responsible in any way for the condition, quality or function of such matters or constitute any undertaking, warranty or representation by Landlord with respect to any of such matters. So long as Landlord reviews and responds to the plan submission to Landlord as provided in this Addendum, no delays in plan approval, and no delays in construction of the Initial Tenant Improvements, shall delay the Commencement Date of the Lease.

e. NO LIENS; INDEMNIFICATION. Tenant shall have no authority to place any lien upon the Premises or the Project, or any portion thereof or interest therein, nor shall Tenant have any authority in any way to bind Landlord, and any attempt to do so shall be void and of no effect. If, because of any actual or alleged act or omission of Tenant, or Tenant's Contractor, or any subcontractors or materialmen, any lien, affidavit, charge or order for the payment of money shall be filed against Landlord, the Premises, the Project, or any portion thereof or interest therein, whether or not such lien, affidavit, charge or order is valid or enforceable, Tenant shall, at its sole cost and expense, cause the same to be discharged of record by payment, bonding or otherwise no later than fifteen (15) days after notice to Tenant of the filing thereof, but in any event prior to the foreclosure thereof.

    With respect to the contract for labor or materials for construction of the Initial Tenant Improvements, Tenant acts as principal and not as the agent of Landlord. Landlord expressly disclaims liability for the cost of labor performed for or supplies or materials furnished to Tenant. Landlord may post one or more "notices of non-responsibility" for Tenant's work on the Project. No contractor of Tenant is intended to be a third-party beneficiary with respect to the Allowance, or the agreement of Landlord to make such Allowance available for payment of or reimbursement for the costs of construction of the Initial Tenant Improvements. Tenant agrees to indemnify, defend and hold Landlord, the Premises and the Project, harmless from all claims (including all costs and expenses of defending against such claims) arising or alleged to arise from any act or omission of Tenant or Tenant's agents, employees, contractor, subcontractors, suppliers, materialmen, architects, designers, surveyors, engineers, consultants, laborers, or invitees, or arising from any bodily injury or property damage occurring or alleged to have occurred incident to any of the work to be performed by Tenant or its contractors or subcontractors with respect to the Premises.

    Default by Tenant under this Addendum C shall constitute a default by Tenant under the Lease for all purposes.

                                     Attachment 1
                                          to
                                      ADDENDUM C



IDENTIFICATION OF PRELIMINARY PLANS:

    The "PRELIMINARY PLANS" for the Initial Tenant Improvements heretofore approved by Landlord are identified as the plans prepared by Architectural/ Technologies; bearing Project No. 96208, dated April 11, 1996, and consisting of 5 sheets signed by Landlord and Tenant.

                                      ADDENDUM D

                                BASE RENT ADJUSTMENTS


                    ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                              DATED MAY 3, 1996, BETWEEN
                          SECURITY CAPITAL INDUSTRIAL TRUST
                                         and
                                NOVELLUS SYSTEMS, INC.

    Base Rent shall equal the following amounts for the respective periods set forth below:

    Period                        Monthly Base Rent
    ------                        -----------------

month 0 to month 1                $0.00     (Tenant to pay its Proportionate
                                            Share of Operating Expenses,
                                            however, for this time period)

month 2 to month 37               $7,260.00

month 38 to month 61              $8,085.00

                                      ADDENDUM E

                                    RENEWAL OPTION
                                (BASEBALL ARBITRATION)


                    ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                              DATED MAY 3, 1996, BETWEEN
                          SECURITY CAPITAL INDUSTRIAL TRUST
                                         and
                                NOVELLUS SYSTEMS, INC.


    (a) Provided that as of the time of the giving of the Extension Notice and the Commencement Date of the Extension Term (as such terms are defined below), (x) Tenant is any of the Tenant originally named herein, a Tenant Affiliate, or an assignee of Tenant consented to by Landlord who will maintain the same use as the Tenant at the Premises and has assumed all of Tenant's obligations under the Lease, (y) Tenant actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (z) no Event of Default exists, or would exist but for the passage of time or the giving of notice, or both; then Tenant shall have the right to extend the Lease Term for an additional term of 5 years (such additional term is hereinafter called the "EXTENSION TERM") commencing on the day following the expiration of the Lease Term (hereinafter referred to as the "COMMENCEMENT DATE OF THE EXTENSION TERM"). Tenant must give Landlord notice (hereinafter called the "EXTENSION NOTICE") of its election to extend the term of the Lease Term at least 6 months, but not more than 9 months, prior to the scheduled expiration date of the Lease Term.

    (b) The Base Rent payable by Tenant to Landlord during the Extension Term shall be the greater of:

         (i) the Base Rent in effect on the expiration of the Lease Term (if the Base Rent is stated as an annual or other periodic rate, adjusted for the length of the Lease Term), and

         (ii) the Fair Market Rent, as defined and determined pursuant to Paragraphs (c), (d), and (e) below.

    (c) The term "FAIR MARKET RENT" of the Premises shall mean the Base Rent, expressed as an annual rent per square foot of floor area, which Landlord would have received from leasing the Premises (which shall be valued for purposes of this determination as warehouse shell space with power, light and heat and 3,000 square feet of office space) for the Extension Term to an unaffiliated person which is not then a tenant in the Project, assuming that such space were to be delivered in "as-is" condition, and taking into account the rental which such other tenant would most likely have paid for such premises, including market escalations, provided that Fair Market Rent shall not in any event be less than the Base Rent for the Premise as of the expiration of the Lease Term. Fair Market Rent shall not be reduced by reason of any costs or expenses saved by Landlord by reason of Landlord's not having to find a new tenant for the Premises (including without limitation brokerage commissions, cost of improvements necessary to prepare the space for such tenant's occupancy, rent concession, or lost rental income during any vacancy period). Fair Market Rent means only the rent component defined as Base Rent in the Lease and does not include reimbursements and payments by Tenant to Landlord with respect to operating expenses and other items payable or reimbursable by Tenant under the Lease. In addition to its obligation to pay Base Rent (as determined herein), Tenant shall continue to pay and reimburse Landlord as set forth in the Lease with respect to such operating expenses and other items with respect to the Premises during the Extension Term. The arbitration process described below shall be limited to the determination of the Base Rent and shall not affect or otherwise reduce or modify the Tenant's obligation to pay or reimburse Landlord for such operating expenses and other reimbursable items.

    (d) Landlord shall notify Tenant of its determination of the Fair Market Rent (which shall be made in Landlord's sole discretion and shall in any event be not less than the Base Rent in effect as of the expiration of the Lease Term) for the Extension Term, and Tenant shall advise Landlord of any objection within 10 days of receipt of Landlord's notice. Failure to respond within the 10-day period shall constitute Tenant's acceptance of such Fair Market Rent. If Tenant objects, Landlord and Tenant shall commence negotiations to attempt to agree upon the Fair Market Rent within 30 days of Landlord's receipt of Tenant's notice. If the parties cannot agree, each acting in good faith but without any obligation to agree, then the Lease Term shall not be extended and shall terminate on its scheduled termination date and Tenant shall have no further right hereunder or any remedy by reason of the parties' failure to agree unless Tenant or Landlord invokes the arbitration procedure provided below to determine the Fair Market Rent.

    (e) Arbitration to determine the Fair Market Rent shall be in accordance with the Real Estate Valuation Arbitration Rules of the American Arbitration Association. Unless otherwise required by state law, arbitration shall be conducted in the metropolitan area where the Project is located by a single arbitrator unaffiliated with either party. Either party may elect to arbitrate by sending written notice to the other party and the Regional Office of the American Arbitration Association within 5 days after the 30-day negotiating period provided in paragraph (d), invoking the binding arbitration provisions of this paragraph. Landlord and Tenant shall each submit to the arbitrator their respective proposal of Fair Market Rent. The arbitrator must choose between the Landlord's proposal and the Tenant's proposal and may not compromise between the two or select some other amount. Notwithstanding any other provision herein, the Fair Market Rent determined by the arbitrator shall not be less than, and the arbitrator shall have no authority to determine a Fair Market Rent less than, the Base Rent in effect as of the scheduled expiration of the Lease Term. The cost of the arbitration shall be paid by Landlord if the Fair Market Rent is that proposed by Landlord and by Tenant if the Fair Market Rent is that proposed by Tenant; and shall be borne equally otherwise. If the arbitrator has not determined the Fair Market Rent as of the end of the Lease Term, Tenant shall pay 105 percent of the Base Rent in effect under the Lease as of the end of the Lease Term until the Fair Market Rent is determined as provided herein. Upon such determination, Landlord and Tenant shall make the appropriate adjustments to the payments between them.

    (f) The parties consent to the jurisdiction of any appropriate court to enforce the arbitration provisions of this Addendum and to enter judgment upon the decision of the arbitrator.

    (g) Except for the Base Rent as determined above, Tenant's occupancy of the Premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term; provided, however, Tenant shall have no further right to extend the Lease Term pursuant to this addendum or to any allowances, credits or abatements or options to expand, contract, renew or extend the Lease.

    (h) If Tenant does not send the Extension Notice within the period set forth in Paragraph (a), Tenant's right to extend the Lease Term shall automatically terminate. Time is of the essence as to the giving of the Extension Notice and the notice of Tenant's objection under Paragraph (d).

    (i) Landlord shall have no obligation to refurbish or otherwise improve the Premises for the Extension Term. The Premises shall be tendered on the Commencement Date of the Extension Term in "as-is" condition.

    (j) If the Lease is extended for the Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto.

    (k) If Tenant exercises its right to extend the term of the Lease for the Extension Term pursuant to this Addendum, the term "Lease Term" as used in the Lease, shall be construed to include, when practicable, the Extension Term except as provided in (g) above.

                                      ADDENDUM F

                   STORAGE AND USE OF PERMITTED HAZARDOUS MATERIALS

                    ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                              DATED May 3, 1996, BETWEEN
                          SECURITY CAPITAL INDUSTRIAL TRUST
                                         and
                                NOVELLUS SYSTEMS, INC.

    (a)  PERMITTED HAZARDOUS MATERIALS AND USE.

    Tenant has requested Landlord's consent to use the Hazardous Materials listed below in its business at the Premises (the "PERMITTED HAZARDOUS MATERIALS") . Subject to the conditions set forth herein, Landlord hereby consents to the Use (hereinafter defined) of the Permitted Hazardous Materials. Any Permitted Hazardous Materials on the Premises will be generated, used, received, maintained, treated, stored, or disposed in a manner consistent with good engineering practice and in compliance with all Environmental Requirements.

    (b)  PERMITTED HAZARDOUS MATERIALS (INCLUDING MAXIMUM QUANTITIES).



Typ. Quantity           Max. Quantity            Compound
-------------           -------------            --------
20 gal                  100 gal.                 CU200 Plating Solution
1.5 kg                  3 kg.                    CupraSelect
1.5 kg                  3 kg.                    (3-hexyne) Cu (hfac)
500 g                   1 kg                     hfac
500 g                   1 kg                     TDEAT
1 gal.                  5 gal.                   IPA
1 gal.                  5 gal.                   Acetone
17 gal.                 30 gal.                  sulfuric acid
15 gal.                 15 gal.                  sodium hydroxide
195 ft(3)               390 ft(3)                hydrogen
10 lbs.                 10 lbs.                  nitrogen tri-fluoride
50 lbs.                 100 lbs.                 ammonia
232 ft(3)               464 ft(3)                helium
337 ft(3)               674 ft(3)                oxygen
1300 ft(3)              1700 ft(3)               nitrogen
1 gal.                  5 gal.                   hydrochloric acid (HCI)
250 gr.                 500 gr.                  urea
250 gr.                 500 gr.                  thlourea


    (c) USE: All of the Permitted Hazardous Materials will be used for research and development of thin film deposition equipment.

    (d) NO CURRENT INVESTIGATION. Tenant represents and warrants that it is not currently subject to an inquiry, regulatory investigation, enforcement order, or any other proceeding regarding the generation, use, treatment, storage, or disposal of a Hazardous Material.

    (e) NOTICE AND REPORTING. Tenant immediately shall notify Landlord in writing of any spill, release, discharge, or disposal of any Hazardous Material in, on or under the Premises or the Project. All reporting obligations imposed by Environmental Requirements are strictly the responsibility of Tenant. Tenant shall supply to Landlord within 5 business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to Tenant's use of the Premises.

    (f) INDEMNIFICATION. Tenant's indemnity obligation under the Lease with respect to Hazardous Materials shall include indemnification for the liabilities, expenses and other losses described therein as a result of the Use of the Hazardous Materials or the breach of Tenant's obligations or representations set forth above. It is the intent of this provision that Tenant be strictly liable to Landlord as a result of the Use of Hazardous Materials without regard to the fault or negligence of Tenant, Landlord or any third party.

    (g) DISPOSAL UPON LEASE TERMINATIONS. At the expiration or earlier termination of the Lease, Tenant, at it sole cost and expense, shall: (i) remove and dispose off-site any drums, containers, receptacles, structures, or tanks storing or containing Hazardous Materials (or which have stored or contained Hazardous Materials) and the contents thereof; (ii) remove, empty, and purge all underground and above ground storage tank systems, including connected piping, of all vapors, liquids, sludges and residues; and (iii) restore the Premises to its original condition. Such activities shall be performed in compliance with all Environmental Requirements and to the satisfaction of Landlord. Landlord's satisfaction with such activities or the condition of the Premises does not waive, or release Tenant from, any obligations hereunder.

                                      ADDENDUM G

                                    SIGN CRITERIA

                        WILSONVILLE CORPORATE CENTER PHASE II
                             TENANT IDENTIFICATION SIGNS

                    ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                              DATED May 3, 1996, BETWEEN
                          SECURITY CAPITAL INDUSTRIAL TRUST
                                         and
                                NOVELLUS SYSTEMS, INC.


BASIC IDENTIFICATION SIGN:

Each Tenant is allowed a basic identification sign to display company name in 11" microgramma letters the color of which shall match the accent stripe on the building (Sherwin Williams BC 8621 to match Fuller O'Brien D-120 "Ink"). Logos or symbols of the same construction as letters are allowed a maximum of 20" in any one dimension, color may be determined by Tenant and approved by ownership. Letters and logos are to be non-illuminated and individually mounted with the building facade providing the background. Corporate or company names will be listed in capital letters only, no lower case letters are allowed. Letter height will remain consistent at 11" with the length of the sign varying according to the length of the name displayed. Logos or symbols are to be centered from top to bottom in the sign area. Names will be mounted below the accent stripe, and to the left or right side depending upon Tenant's front door location. Logo placement is dependent upon sign location. This Tenant building sign will be restricted to company or corporate name and logo or symbol only, no division names, descriptions of services or slogans are allowed in this sign area.

WINDOW SIGNS

Identity signs displaying trademarks or logos may be used on the glass panel to the left or the right of the entrance door depending upon location of basic identification sign (see above), i.e., if identification sign is mounted to the RIGHT of the outside window frame, then window sign would be placed on glass panel to the left of the entrance door (see Exhibit A). These signs may be either painted or pressure sensitive vinyl or a combination of both. Company names shall be listed in 3" white pressure sensitive capital letters in the microgramma style. Logos and symbols may be in corporate colors as determined by Tenant. Tenant is required to submit a layout to the ownership for final approval.

REAR LOADING SIGNS:

Each Tenant will be allowed to identify its rear door for shipping and receiving purposes. The company name shall be placed on a 36" x 24" aluminum panel adjacent to the rear doors. The aluminum panel shall be painted to match the building.

Copy shall consist of 3" dark blue vinyl capital letters only in Futura Bold style. Company names and logos only are allowed.

MANAGEMENT RESERVES THE RIGHT TO DENY ANY COPY IT CONSIDERS UNSUITABLE. LAYOUT IS TO BE APPROVED BY BUILDING MANAGEMENT. THE COST OF ALL LETTERING AND LOGOS WILL BE THE RESPONSIBILITY OF THE TENANT. NO OTHER SIGNS ARE ALLOWED IN THE WINDOWS OR DOORS.

                                      ADDENDUM H

                         ASSIGNMENT AND SUBLETTING (CONSENT)

                    ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                              DATED May 3, 1996, BETWEEN
                          SECURITY CAPITAL INDUSTRIAL TRUST
                                         and
                                NOVELLUS SYSTEMS, INC.

    In the event any of the terms and conditions of this Addendum H conflict with any of the terms and conditions of Paragraph 17 of the Lease, the conflicting terms and conditions of this Addendum H shall supersede and control.

    (a) Landlord shall not unreasonably withhold its consent to Tenant's request for permission to assign the Lease or sublease all or part of the Premises. It shall be reasonable for the Landlord to withhold its consent to any assignment or sublease in any of the following instances:

         (i) The assignee or subleases does not have a net worth calculated according to generally accepted accounting principles at least equal to $5,000,000; provided that the criterion contained in this subparagraph (i) may not serve as a basis for Landlord to reasonably withhold its consent if at the time of such assignment or subletting to an entity whose net worth calculated according to generally accepted accounting principles is less than $5,000,000, Tenant provides Landlord with an unconditional, irrevocable $115,000 letter of credit in a form, from a bank, and containing terms, satisfactory to Landlord, securing Tenant's, and such assignee's or sublessee's, obligation to (a) demolish and remove from the Premises all improvements Tenant is obligated to remove in accordance with Paragraphs 12 and 21 of the Lease, and (b) after such demolition and removal, restore the Premises to the condition required by such Paragraphs 12 and 21. Unless otherwise permitted by Landlord, such letter of credit must stay in effect until after all of Tenant's, and such assignee's or sublessee's, obligations under the Lease have been completely satisfied.


         (ii) The intended use of the Premises by the assignee or sublessee is not reasonably satisfactory to Landlord;

         (iii) The intended use of the Premises by the assignee or sublessee would materially increase the pedestrian or vehicular traffic to the Premises or the Project;

         (iv) Occupancy of the Premises by the assignee or sublessee would, in Landlord's opinion, violate any agreement binding upon Landlord or the Project with regard to the identity of tenants, usage in the Project, or similar matters;

         (v) The identity or business reputation of the assignee or sublessee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Project;

         (vi) The assignment or sublet is to another tenant in the Project and is at rates which are below those charged by Landlord for comparable space in the Project;

         (vii) In the case of a sublease, the subtenant has not acknowledged that the Lease controls over any inconsistent provision in the sublease; or

         (viii)    The proposed assignee or sublessee is a government entity.

    The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease.

    (b) Any approved assignment or sublease shall be expressly subject to the terms and conditions of the Lease.

    (c) Tenant shall provide to Landlord all information concerning the assignee or sublessee as Landlord may request.

    (d) Landlord may revoke its consent immediately and without notice if, as of the effective date of the assignment or sublease, there has occurred and is continuing any default under the Lease.

                                      ADDENDUM I

                             INDEMNIFICATION BY LANDLORD

                    ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                              DATED May 3, 1996, BETWEEN
                          SECURITY CAPITAL INDUSTRIAL TRUST
                                         and
                                NOVELLUS SYSTEMS, INC.


    Landlord covenants and agrees to indemnify and save Tenant, its employees and agents harmless of and from any and all claims, costs, expenses and liabilities, including, without limitation, attorneys' fees, arising on account of or by reason of claims by third parties for injuries or death to persons or damages to property resulting from the negligence or willful misconduct of Landlord or its agents, employees, or contractors, to the extent not attributable to any negligence of Tenant, any assignee or subtenant of Tenant, or their respective employees, agents, or contractors. If a claim under the foregoing indemnity is made against the indemnitee which the indemnitee believes to be covered by an indemnitor's indemnification obligations hereunder, the indemnitee shall promptly notify the indemnitor of the claim and, in such notice shall offer to the indemnitor the opportunity to assume the defense of the claim within 10 business days after receipt of the notice (with counsel reasonably acceptable to the indemnitee). If the indemnitor timely elects to assume the defense of the claim, the indemnitor shall have the right to settle the claim on any terms it considers reasonable and without the indemnitee's prior written consent, as long as the settlement shall not require the indemnitee to render any performance or pay any consideration, and the indemnitee shall not have the right to settle any such claim. If the indemnitor fails timely to elect to assume the defense of the claim or fails to defend the claim with diligence, then the indemnitee shall have the right to take over the defense of the claim and to settle the claim on any terms the indemnitee considers reasonable. Any such settlement shall be valid as against the indemnitor. If the indemnitor assumes the defense of a claim, the indemnitee may employ its own counsel but such employment shall be at the sole expense of the indemnitee. If any such claim arises out of the negligence of both Landlord and Tenant, responsibility for such claim shall be allocated between Landlord and Tenant based on their respective degrees of negligence. This indemnity does not cover claims arising from the presence or release of Hazardous Materials.